UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Fleetwood Enterprises, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FLEETWOOD ENTERPRISES, INC.
3125 Myers Street
Riverside, California 92503-5544

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF FLEETWOOD ENTERPRISES, INC.

The Annual Meeting of Shareholders of Fleetwood Enterprises, Inc. will be held in the Conference Center of the corporate offices, 3050 Myers Street, Riverside, California, on September 13, 2005, at 9:00 a.m., Pacific Daylight Time, for the following purposes:

1.                To elect four directors to serve three-year terms ending in the year 2008 and until their successors are elected and qualified. The Board of Directors has nominated the four persons specified in the accompanying Proxy Statement.

2.                To approve the 2005 Senior Executive Short-Term Incentive Compensation Plan.

3.                To ratify the appointment of Ernst & Young LLP as Fleetwood’s independent registered public accounting firm for fiscal year 2006.

4.                To consider and act upon such other business that may properly come before the meeting.

The close of business on July 25, 2005, has been fixed as the record date for determining shareholders that are entitled to receive notice of and to vote at the Annual Meeting and any adjournment.

Your attention is directed to the accompanying Proxy Statement. To constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of common stock be present in person or represented by proxy. To assure representation at the Annual Meeting, you are urged to date and sign the enclosed proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors,

Leonard J. McGill
Secretary
Riverside, California
Dated: August 12, 2005

FLEETWOOD ENTERPRISES, INC.
3125 Myers Street
Riverside, California 92503-5544

PROXY STATEMENT

Your proxy is solicited by the Board of Directors of Fleetwood Enterprises, Inc. (“Fleetwood” or the “Company”) for use at the Annual Meeting of Shareholders on Tuesday, September 13, 2005, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

Fleetwood will bear the cost of solicitation of proxies. In addition, Fleetwood will request brokers or other persons holding stock in their names or in the names of their nominees to forward proxies and proxy materials to the beneficial owners of such stock and will reimburse them for expenses incurred in so doing. To aid in the solicitation of proxies, the Company has retained Mackenzie Partners, Inc., a firm of professional proxy solicitors, at an estimated fee of $3,000 plus reimbursement of normal expenses.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the election of four directors, Loren K. Carroll, J. Michael Hagan, Dr. Douglas M. Lawson and John T. Montford, will be asked to approve a short-term incentive compensation plan, will be asked to ratify the appointment of the independent registered accounting firm, and will consider such other business as may properly come before the meeting.

Who is entitled to vote?

Only shareholders of record at the close of business on the record date, July 25, 2005, are entitled to receive notice of the Annual Meeting and to vote their shares of Fleetwood common stock at the meeting, or any postponement or adjournment of the meeting. Fleetwood has arranged to send these proxy materials to such shareholders of record on approximately August 12, 2005. Holders of Fleetwood common stock are entitled to one vote per share.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold your shares in “street name” (through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership in Fleetwood as of the record date.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Fleetwood common stock outstanding on the record date will constitute a quorum, permitting business to be conducted at the meeting. As of the record date, 56,292,325 shares of Fleetwood common stock were outstanding and entitled to vote. Proxies that are received and marked as withholding authority, abstentions, and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) will be included in the calculation of the number of shares considered to be represented at the meeting.

How do I vote?

If you complete, sign and return the accompanying proxy card, it will be voted as you direct. If no choice is specified on a signed proxy card, the persons named as proxies will vote in favor of the election of the nominees for director and, if any other matters are properly presented, the persons named as proxies will vote or refrain from voting on any such matter in accordance with their best judgment.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank or broker will send you directions on how to vote those shares. Under the rules of the New York Stock Exchange, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.”

If you are a shareholder as of the record date and attend the meeting, you may personally deliver your completed proxy card or vote in person at the meeting.

Can I change my proxy after I return my proxy card?

Yes. Any proxy may be revoked by a shareholder at any time before it is exercised at the Annual Meeting by delivering to our Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting.

What is the vote required to approve the election of the nominees for director, the Company’s 2005 Senior Executive Short-Term Incentive Compensation Plan and the ratification of Ernst & Young?

The affirmative vote of the holders of a plurality of the shares of Fleetwood common stock voting on the matter is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors, as well as any broker non-votes, will not be counted as a vote cast on such matter, although they will be counted for purposes of determining whether there is a quorum.

With respect to the approval of the Company’s 2005 Senior Executive Short-Term Incentive Compensation Plan, the rules of the New York Stock Exchange (the “NYSE”) require that the Plan receive the affirmative vote of a majority of the shares voted on the matter and that the total number of shares voted constitutes more than 50% of all shares entitled to vote on the proposal. In this regard, an abstention has the same effect as casting a negative vote. A “broker non-vote” is considered a vote not cast and, consequently, “broker non-votes” negatively impact the Company’s ability to meet the requirement that more than 50% of all shares be voted.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm will be approved if the number of votes cast for the proposal exceeds the number of votes cast against the proposal. Abstentions and, if applicable, broker non-votes, will not affect the outcome.

Are there other matters to be voted on at the meeting?

Other than the matters discussed in this proxy statement, the Board of Directors does not know of any other matters that may come before the meeting. If any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their best judgment. Abstentions may be specified on proposals other than the election of directors, and will be counted as present for purposes of the item on which the abstention is noted, and therefore counted for purposes of determining whether a proposal has been approved, with the effect of a negative vote.

THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO SUBMIT YOUR PROXY. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND

YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

ELECTION OF DIRECTORS
(Proposal No. 1)

Under Fleetwood’s Bylaws, which provide for a “classified Board,” four directors (out of a current total of 11) are to be elected at the Annual Meeting to serve three-year terms expiring at the Annual Meeting in the year 2008 and until their successors have been elected and qualified. Proxies will be voted for the election of Loren K. Carroll, J. Michael Hagan, Dr. Douglas M. Lawson and John T. Montford as Fleetwood directors, unless the shareholder directs otherwise or withholds the vote. If any of the nominees should become unavailable to serve, the proxies will be voted for the election of a substitute nominee or nominees selected by the Board of Directors. It is not expected, however, that any of the nominees will be unavailable.

Each shareholder is entitled to one vote for each share of common stock held on the record date. In voting for directors, each shareholder has the right to cumulate votes and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which his or her shares are entitled, or to distribute total votes on the same principle among as many candidates as desired. The four candidates receiving the highest number of votes will be elected. In order for one or all shareholders to be entitled to cumulate votes, one shareholder must give notice prior to the voting that cumulation of votes is intended. In the event that any person other than the nominees named herein should be nominated for election as a director, the proxy holders may, in the exercise of their best judgment, vote the proxies they receive cumulatively to elect as directors as many of the above nominees as the votes represented by the proxies held by them are entitled to elect.

The following information is furnished as of July 25, 2005, with respect to the four nominees, all of whom are currently Fleetwood directors, as well as for the other seven Fleetwood directors whose terms of office will continue after the 2005 Annual Meeting.

NOMINATED FOR ELECTION FOR TERMS ENDING IN SEPTEMBER 2008

LOREN K. CARROLL, age 61, became a member of Fleetwood’s Board of Directors in April 1999. Since 1994, Mr. Carroll has been President and Chief Executive Officer of M-I SWACO, LLC, the world’s largest drilling and fluid handling supplier to the petroleum industry, based in Houston, Texas. Mr. Carroll is also a director of Smith International, Inc. and Veritas DGC, Inc. Previously, Mr. Carroll was an audit partner of Arthur Andersen LLP until leaving in 1984 to become Vice President and Chief Financial Officer of Smith International. He also served as President of Geneva Business Services and a director of The Geneva Companies from 1989 until 1992, when he returned to Smith International as Executive Vice President and Chief Financial Officer. Mr. Carroll is a graduate of California State University, Long Beach.

J. MICHAEL HAGAN, age 66, has been a Board member since September 2002. Since January 2000, Mr. Hagan has been a self-employed business advisor. From June 1991 until November 1999, Mr. Hagan served as Chairman of the Board of Directors and Chief Executive Officer of Furon Company, having previously served as President of Furon Company from 1980 to 1991. Mr. Hagan is also a director of RemedyTemp, Inc. and Ameron International Corp. Since March 2000, Mr. Hagan has served as a trustee for each of the following PIMCO Funds: Pacific Investment Management Series; PIMCO Commercial Mortgage Securities Trust, Inc.; and PIMCO Variable Insurance Trust. Mr. Hagan is a graduate of Santa Clara University.

DR. DOUGLAS M. LAWSON, age 69, has been a member of Fleetwood’s Board of Directors since 1981. Dr. Lawson is the founder and Chairman of Douglas M. Lawson Associates, Inc., a New York-based fundraising management consulting firm which advises non-profit organizations concerning the creation and operation of fundraising campaigns and training programs throughout the United States. He is a graduate of Randolph-Macon College in Virginia and also has a Bachelor of Divinity degree from Drew University and a Ph.D. from Duke University.

JOHN T. MONTFORD, age 62, has been a Fleetwood director since 1999. Since July 1, 2004, he has been Senior Vice President, State Legislative and Regulatory Affairs, for SBC Services, Inc. From June 2002 to July 2004, he was President—External Affairs, SBC-Southwest and SBC-SNET. From September 2001 to June 2002, he was Senior Vice President—External Affairs for SBC Communications, Inc. From 1996 to 2001, Mr. Montford served as Chancellor of Texas Tech University System in Lubbock, Texas. From 1983 until 1996, Mr. Montford was a member of the Texas Senate, during which time he served as Chairman of the Senate Finance and State Affairs Committees and Senate President Pro Tempore. Mr. Montford maintained an active law practice in Lubbock until 1996. Mr. Montford is also a director of Southwest Airlines Co. He is a graduate of the University of Texas at Austin, from which he received both a bachelor’s and a JD degree. During his career he has also served as an officer in the United States Marine Corps and as an elected District Attorney.

DIRECTORS WHOSE TERMS EXPIRE IN 2006

MARGARET S. DANO, age 45, has been a Fleetwood director since 2000. Ms. Dano has been Vice President, Worldwide Operations of Garrett Engine Boosting Systems, a division of Honeywell International Inc., since June 2002. From April 2002 to June 2002 she was Vice President, Global Operations, Automation and Controls Solutions of Honeywell. She was Vice President, Supply Chain, Office Products of Avery Dennison Corporation from January 1999 to April 2002, and was Avery Dennison’s Vice President, Corporate Manufacturing and Engineering from 1997 to 1999. Previously, she was Vice President, Operations Accessories, North America, of Black & Decker Corporation, and she served as a Program Manager, Product Manager and Plant Manager for General Electric Corporation for a five-year period in the early 1990s. Ms. Dano received a BSME in mechanical-electrical engineering from the General Motors Institute.

DR. JAMES L. DOTI, age 58, has served as a Fleetwood director since 1995. Since 1991, Dr. Doti has served as President of Chapman University, a private institution located in Orange, California, where he also founded the University’s Center for Economic Research in 1978 and was appointed inaugural holder of the Donald Bren Distinguished Chair in Business and Economics in 1999. Dr. Doti is also a director of The First American Corporation and Standard Pacific Corp. He is a graduate of the University of Illinois, Chicago, and received master’s and doctorate degrees in economics from the University of Chicago.

DAVID S. ENGELMAN, age 67, was appointed to Fleetwood’s Board of Directors in April 1999. From February 2002 to August 2002, he served as Interim President and Chief Executive Officer. Mr. Engelman has been a private investor for more than five years. Mr. Engelman is a director of Fieldstone Investment Corp., MGIC Investment Corporation, and Mortgage Guaranty Insurance Corporation. He is a graduate of the University of Arizona.

DANIEL D. VILLANUEVA, age 67, was elected to Fleetwood’s Board in September 2003. Since 2005 he has been managing partner of Fontis Capital Partners, an investment fund, and from 1994 to 2005 he was chairman of a minority-controlled private equity investment firm, The Bastion Capital Fund, L.P., specializing in management buyouts of middle-market companies and related transactions. From 1964 to 1990, Mr. Villanueva was a senior executive with the predecessor to Univision, now the largest Spanish language television network in the United States. Mr. Villanueva is a director of California Commerce Bank and the Metropolitan West Funds. He is a graduate of New Mexico State University.

DIRECTORS WHOSE TERMS EXPIRE IN 2007

PAUL D. BORGHESANI, age 67, was appointed to Fleetwood’s Board of Directors in April 1999. Mr. Borghesani is presently engaged in the private practice of law in Elkhart, Indiana and formerly had been of counsel with the law firm Baker & Daniels, South Bend, Indiana since 1996. Mr. Borghesani owns the Transportation Advisory Group, LLC, a private consulting firm providing services related to transportation matters, which he founded in 1996, and in 2003 he founded Motor Carrier Services, LLC, a management firm providing services to private and regulated transportation companies. Until 2002 he was a director of Morgan Drive Away, Inc. and Vice President, Treasurer, Secretary and Corporate Counsel of The Morgan Group, Inc., both of which ceased doing business and filed for bankruptcy protection in 2002. Mr. Borghesani is a graduate of Tufts University and received a JD degree from Boston College.

ELDEN L. SMITH, age 65, was appointed Chief Executive Officer and appointed to Fleetwood’s Board effective March 8, 2005. He had previously served as senior vice president of Fleetwood’s recreational vehicle group until his retirement in 1997, and he had been retired from 1997 until his recent return to the Company. He first joined the Company in 1968 and held positions of increasing responsibility within the Company’s recreational vehicle group and was appointed the executive in charge of the RV Group in 1973. Mr. Smith received a bachelor’s degree in business administration and economics from Whittier College.

THOMAS B. PITCHER, age 66, has served as a member of the Board since 1998. In February 2002 he was appointed Interim Chairman of the Board and in September 2002 he was appointed Chairman. Mr. Pitcher has been Advisory Counsel to the law firm Gibson, Dunn & Crutcher LLP since 1995, when he retired from the active practice of law. Prior to that date, Mr. Pitcher was a member of the firm’s Executive Committee and was the partner in charge of its Orange County, California office and its international practice. Mr. Pitcher is a graduate of the University of Florida and received a JD degree from the Duke University School of Law.

CORPORATE GOVERNANCE

As provided by the Delaware General Corporation Law and Fleetwood’s Restated Certificate of Incorporation and Bylaws, Fleetwood’s business is managed under the direction of its Board of Directors. Members of the Board are kept informed of Fleetwood’s business through discussions with the President and CEO and other officers, by reviewing materials provided to them and by actively participating in meetings of the Board and its committees. In addition, to promote open discussion among the non-employee directors, those directors meet in regularly scheduled executive sessions without management present.

Corporate Governance Practices

Fleetwood’s Board of Directors has long been committed to sound and effective corporate governance practices and we are in compliance with the governance requirements imposed by the Sarbanes-Oxley Act, the Securities and Exchange Commission and the New York Stock Exchange. Following in this section is a discussion of some of the highlights of our program.

A substantial majority of the members of the Board are independent (currently, 10 of 11), and key committees are comprised solely of independent directors. The Board has a longstanding practice of meeting in executive session, and has separated the offices of Chairman and Chief Executive Officer to ensure the Chairman is fully independent of management. The Company has also formed a Governance and Nominating Committee to consider and recommend candidates for Board vacancies, actively recruit qualified candidates, review Board performance annually, review and make recommendations regarding committee assignments and committee structure, establish criteria for Board performance evaluations, and review and report to the Board on matters of corporate governance.

Fleetwood’s Board also adopted a comprehensive set of Corporate Governance Guidelines, which address a number of important governance issues, including director independence but also such matters as criteria for Board membership, expectations regarding attendance and participation at meetings, mandatory retirement for Board members at age 72, committee responsibilities, authority of the Board and certain committees to engage outside independent advisors as they deem appropriate, succession planning for the Chief Executive Officer, and annual Board self-evaluation. Fleetwood published these guidelines on the Corporate Governance page of its website, which can be accessed through http://ir.fleetwood.com. Copies will also be provided upon written request by writing to the Corporate Secretary at the address listed on the front of this Proxy Statement.

Management has closely reviewed internally and with the Board of Directors the provisions of the Sarbanes-Oxley Act of 2002, the related rules of the Securities and Exchange Commission and the New York Stock Exchange Listing Standards regarding corporate governance policies and procedures. One result of this process was that the Board of Directors fully re-examined the formal charters setting forth the powers and responsibilities of the Audit, Compensation and Governance and Nominating committees, and adopted completely revised charters for each of these Committees. The Board regularly reassesses these charters and amends them as necessary. All three charters may be viewed on the Corporate Governance page on our website, at http://ir.fleetwood.com, and copies will also be provided upon written request by writing to the Corporate Secretary at the address listed on the front of this Proxy Statement.

Furthermore, each of the Audit, Compensation and Governance and Nominating committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by Fleetwood. The Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission by our associates of concerns regarding questionable accounting, internal accounting controls or auditing matters. Further, we established a disclosure controls committee composed of members of management to assist us in fulfilling our obligations to maintain adequate disclosure controls and procedures and to coordinate and oversee the process of preparing our periodic securities filings.

Additionally, we have adopted a written Code of Ethics that applies to our chief executive officer, chief financial officer, corporate controller, and treasurer, as well as other senior financial officers performing similar functions who are identified from time to time by the chief executive officer. We have also adopted a broader Code of Conduct that is applicable to all employees, including financial officers. The Code of Ethics for senior financial officers and the Code of Conduct for all employees are posted on our website, http://ir.fleetwood.com. They can be accessed by clicking on the “Corporate Governance” heading, and copies will also be provided upon written request by writing to the Corporate Secretary at the address listed on the front of this Proxy Statement. Any amendments to, or waivers for executive officers or directors of, these ethics codes will be disclosed on our website promptly following the date of such amendment or waiver.

You are invited to visit our website at http://ir.fleetwood.com for more details regarding our corporate governance practices. From the home page, click on “Corporate Governance.”

Board Committees

Fleetwood’s Board of Directors has standing Executive, Compensation, Governance and Nominating, Audit and Strategic Planning committees. All of the directors who serve on the Audit, Governance and Nominating, and Compensation committees are independent, as determined under the rules of the New York Stock Exchange.

The Board of Directors met eight times during the fiscal year ended on April 24, 2005, and the aggregate of Board and Committee meetings totaled 29 during such period. All of Fleetwood’s directors who served throughout the fiscal year attended at least 75% of the meetings of the Board of Directors and, if applicable, the Committees on which they served during the fiscal year. All directors attended the 2004 Annual Meeting of Shareholders.

The Executive Committee, consisting of Dr. Lawson, Chairman, Mr. Smith, Mr. Engelman and Mr. Pitcher, met once during the past fiscal year. The Executive Committee may exercise the authority of the Board between Board meetings, except as limited by Delaware law.

The Compensation Committee met ten times during the past fiscal year. The Committee consists of Mr. Hagan, Chairman, Dr. Lawson, Mr. Montford and Mr. Villanueva. The Committee is responsible for reviewing the compensation of the Chief Executive Officer and making recommendations to the Board regarding the compensation of other executives, and for reviewing and overseeing the establishment and implementation of Fleetwood’s basic and special management compensation policies. It is also responsible for interpreting and administering certain benefit plans and making awards under such plans. The Committee is composed of independent directors and has adopted a written charter approved by the Board.

The Audit Committee, consisting of Mr. Engelman, Chairman, Mr. Borghesani, Dr. Doti, Mr. Pitcher and Ms. Dano, met eight times during the past fiscal year. The Audit Committee reviews with management and Fleetwood’s independent auditors, as well as Fleetwood’s Director of Internal Audit, such matters as Fleetwood’s internal accounting controls and procedures, the plan and results of the audit engagement and suggestions by the auditors for improvements in accounting procedures. It considers the type and scope of services, both of an audit and a non-audit character, to be performed by the independent auditors and reviews the respective fees related to the performance of such services. During each Audit Committee meeting, members of the Committee and representatives of the auditors have an opportunity for discussions outside the presence of management. The Committee is composed of independent directors and has adopted a written charter approved by the Board. As indicated above, the Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission by our associates of concerns regarding questionable accounting, internal accounting controls or auditing matters. The Committee meets independently with the independent auditors, management and the internal auditor. Our Board has determined that David S. Engelman, who has served as chief executive officer of a public company, is an “audit committee financial expert” under the rules of the SEC.

The Strategic Planning Committee, consisting of Mr. Villanueva, Chairman, Mr. Carroll, Dr. Doti, Mr. Engelman, Mr. Hagan and Mr. Smith, met once during the past fiscal year. The Committee reviews with management initiatives designed to achieve continued growth of the Company and to enhance shareholder value. The Committee assists management in looking beyond traditional quarterly or annual perspectives and in considering longer-term goals for the Company.

The Governance and Nominating Committee consists of Mr. Carroll, Chairman, Mr. Borghesani, Ms. Dano and Mr. Montford. The Committee met three times during the past fiscal year. The Committee considers and recommends candidates for Board vacancies, actively recruits qualified candidates, reviews Board performance annually, and reviews and makes recommendations regarding assignments to other committees, the development of committee charters and the committee structure for the Board. No procedure has been established for the consideration by the Committee of nominees recommended by shareholders, although the Company’s Bylaws provide a process for submitting nominations, which is discussed below under “Other Business and Director Nominations.” The Committee reviews and reports to the Board on matters of corporate governance. The Board has adopted Corporate Governance Guidelines and the Governance and Nominating Committee is responsible for periodically reviewing and, if necessary, recommending revisions to the guidelines. The Committee is composed of independent directors and has adopted a written charter approved by the Board.

Procedures for Board Nominations.   In making recommendations to the Board regarding the size and composition of the Board, the Governance and Nominating Committee also is responsible for reviewing with the Board, from time to time, the appropriate skills and characteristics required of Board members in the context of the current size and make-up of the Board. Among the core competencies that the Board will seek in director candidates at given times are accounting or finance experience, business, manufacturing or management experience, industry knowledge, or proven leadership or strategic planning skills. An assessment of individual characteristics will include the mix of issues of diversity, age, skills, experiences, perspectives, independence, personal character and judgment. These factors, and any other qualifications considered useful by the Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Governance and Nominating Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Governance and Nominating Committee has not established any specific minimum criteria or qualifications that a nominee must possess.

Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In general, candidates for nomination to the Board are suggested by Board members or by employees. With regard to the company’s newest directors, both Mr. Hagan and Mr. Villanueva were initially suggested as candidates by independent directors. In fiscal year 2005, Fleetwood did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates.

The Governance and Nominating Committee may consider candidates proposed by shareholders, and has from time to time received unsolicited candidate proposals from shareholders. The Committee evaluates candidates proposed by shareholders using the same criteria as for other candidates. A shareholder seeking to recommend a prospective nominee for the Governance and Nominating Committee’s consideration should submit the candidate’s name and qualifications to the Corporate Secretary by mail to Leonard J. McGill, Corporate Secretary, Fleetwood Enterprises, Inc., 3125 Myers Street, P.O. Box 7638, Riverside, California 92513-7638. However, shareholders who wish to nominate a candidate for director must follow the detailed procedures outlined by the Company in its Policies on Director Nominations and Shareholder Communications, which are posted at the Corporate Governance page of the Company’s website, at http://ir.fleetwood.com.

Director Independence

The Company has adopted the New York Stock Exchange definition of “independence” as contained in its revised listing standards, which were approved in November 2003. To be considered independent under the NYSE rules, the Board must affirmatively determine that a director or director nominee does not have a material relationship with the Company (directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company). In addition, no director or director nominee may be deemed independent if the director or director nominee

•       has in the past three years:

•        received (or whose immediate family member has received) more than $100,000 per year in direct compensation from the Company, other than director or committee fees;

•        been an employee of the Company;

•        had an immediate family member who was an executive officer of the Company;

•        been (or whose immediate family member has been) an affiliate or employee of a present or former internal or independent auditor of the Company; or

•        been (or whose immediate family member has been) employed as an executive officer of another company whose compensation committee within the past three years has included a present executive officer of the Company;

•       or is currently an employee or executive officer (or has an immediate family member who is an executive officer) of another company that makes payments to the Company, or receives payments from the Company, for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues.

The Commentary to the listing standards states that compensation received by a director for former service as an Interim Chairman or CEO need not be considered in determining independence under the tests contained in these listing standards. Accordingly, the Board has determined that all its members with the exception of Mr. Smith are “independent.” Mr. Pitcher and Mr. Engelman served as Interim Chairman of the Board and Interim Chief Executive Officer of the Company, respectively, from February 2002 to August 2002, and drew salaries during that period. Mr. Pitcher, as an independent non-executive Chairman of the Board, currently chairs executive sessions of independent directors. However, the Board has determined that if in the future the Chairman is an executive or is unable to act, then the Chairman of the Governance and Nominating Committee, which currently is Mr. Carroll, will schedule and chair executive sessions of the independent directors.

Communications from Shareholders to the Board.   The Board recommends that shareholders initiate any communications with the Board in writing and send them in care of the Corporate Secretary. Shareholders can send communications by mail to Leonard J. McGill, Corporate Secretary, Fleetwood Enterprises, Inc., 3125 Myers Street, P.O. Box 7638, Riverside, California 92513-7638. This centralized process will assist the Board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the company for review and possible response.

Directors’ Compensation

All members of the Board of Directors who are not Fleetwood employees receive compensation for their service as Fleetwood directors in the amount of $30,000 per year, payable quarterly. The Chairman of the Board receives an additional $100,000 per year, payable quarterly. In addition, such members receive an attendance fee of $2,000 per Board meeting attended in person and $1,000 per telephonic meeting. The Chair of each committee receives a fee of $2,000 per meeting and $1,000 per telephone conference, payable quarterly. The chair of the Audit Committee receives a further $5,000 per year and other members of the Audit Committee receive an additional $2,000 per year in addition to their regular director and committee fees. A fee in the amount of $1,000 for in-person attendance and $500 for attendance via telephone conference is paid to non-employee directors with respect to each Committee meeting. Directors are reimbursed for reasonable expenses incurred in connection with their attendance at Board and Committee meetings.

Under Fleetwood’s 1992 Non-Employee Director Stock Option Plan, non-employee directors of Fleetwood serving after each Annual Meeting of Shareholders automatically receive options to purchase shares of Fleetwood common stock at exercise prices equal to the market value of the underlying shares of common stock on the date of grant. The number of options included in the award is the number, rounded to the nearest hundred, equal to $50,000 divided by the value of the purchase price of each option. The value of the purchase price per option is determined using the Black-Scholes formula for stock option valuations. The options expire 10 years after the date of grant or three years after service as a director is terminated, whichever occurs earlier. Option grants vest immediately. Option grants are made to newly appointed directors on a prorated basis as of the date of their appointment. All current directors except Mr. Smith received options under this Plan during fiscal 2005.

Director and Officer Stock Ownership

The following table sets forth information regarding the beneficial ownership of Fleetwood common stock as of July 25, 2005, by each Fleetwood director, the Chief Executive Officer, the other most highly compensated executive officers as at the end of the 2005 fiscal year and all directors and executive officers as a group. Such ownership includes shares held by certain family members, trusts, wholly owned corporations and private foundations, if applicable.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Paul D. Borghesani	28,488	*
Christopher J. Braun	129,325	*
Ronald L. Brewer(3)	43,300	*
Loren K. Carroll	31,488	*
Edward B. Caudill(3)	72,751	*
J. Wesley Chancey(3)	113,987	*
Margaret S. Dano	25,300	*
Dr. James L. Doti	42,958	*
David S. Engelman	41,788	*
J. Michael Hagan	18,300	*
Roger L. Howsmon(3)	500	*
Dr. Douglas M. Lawson	42,300	*
John T. Montford	24,801	*
Thomas B. Pitcher	35,928	*
Boyd R. Plowman	439,300	*
Elden L. Smith	235,000	*
Daniel D. Villanueva	11,300	*
20 Directors and Executive Officers as a Group	1,795,726	3.10

*                    Less than 1%.

(1)          Includes shares of Fleetwood common stock which may be obtained if options issued under Fleetwood’s 1992 Amended and Restated Stock-Based Incentive Compensation Plan or 1992 Non-Employee Director Stock Option Plan that are exercisable within 60 days, are exercised. The persons who have such options and the number of shares which may be so obtained are as follows: Mr. Borghesani, 24,988; Mr. Braun, 128,200; Mr. Brewer, 32,300; Mr. Carroll, 28,988; Mr. Chancey, 113,066; Ms. Dano, 23,300; Dr. Doti, 37,958; Mr. Engelman, 36,988; Mr. Hagan, 15,300; Dr. Lawson, 39,300; Mr. Montford, 24,187; Mr. Pitcher, 31,837; Mr. Plowman, 409,200; Mr. Smith, 135,000; Mr. Villanueva, 11,300; and 20 directors and executive officers as a group, 1,612,246.

(2)          Percentage voting power is based upon 56,292,325 shares of Fleetwood common stock outstanding as of July 25, 2005. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to Fleetwood’s knowledge each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder.

(3)          Mr. Brewer’s employment ended on June 20, 2005, Mr. Caudill’s employment ended on March 8, 2005, Mr. Chancey’s employment ended on June 30, 2005, and Mr. Howsmon’s employment ended on March 31, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Fleetwood’s executive officers and directors, and persons who own more than 10 percent of a registered class of Fleetwood’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10 percent shareholders are required by Securities and Exchange Commission regulations to furnish Fleetwood with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to Fleetwood, Fleetwood believes that during fiscal year 2005, its executive officers, directors and greater than 10 percent beneficial owners timely filed all such Section 16(a) reports with the exception of one Form 3 for Charles E. Lott, which was filed two days late due to an inability despite diligent efforts to obtain appropriate SEC filing codes in a timely manner.

Stock Ownership of Certain Beneficial Owners

The following table sets forth the most recently available information concerning the only shareholders believed by Fleetwood to have beneficial ownership, by virtue of actual or attributed voting rights or investment powers, of more than 5 percent of Fleetwood’s outstanding common stock, as of August 5, 2005.

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership		Percent of Class(1)
1.	First Pacific Advisors, Inc. 11400 West Olympic Boulevard Suite 1200 Los Angeles, CA 90064	7,039,526	(2)	12.51%
2.	Richard C. Perry Perry Corp. 599 Lexington Avenue New York, NY 10022	4,773,600	(3)	8.48%
3.	Wellington Management Company, LLP 75 State Street Boston, MA 02109	3,796,435	(4)	6.74%
4.	Westfield Capital Management Co. LLC Residence One Financial Center Boston, MA 02111	3,650,808	(5)	6.49%
5.	Mario J. Gabelli One Corporate Center Rye, NY 10580	3,274,521	(6)	5.82%
6.	Basswood Capital Management, LLC 645 Madison Avenue 10th Floor New York, NY 10022	2,946,250	(7)	5.23%

(1)          Percentage voting power is based upon 56,292,325 shares of Fleetwood common stock outstanding as of July 25, 2005.

(2)          This information is based upon an amended Schedule 13G filed by First Pacific Advisors, Inc. with the Securities and Exchange Commission on February 10, 2005. First Pacific reported that it shared voting authority with respect to 2,227,326 of the shares and shared dispositive power with respect to all of the shares.

(3)          This information is based upon a Schedule 13G filed jointly by Richard C. Perry and Perry Corp. with the Securities and Exchange Commission on February 9, 2005. Both filers reported that they had sole voting and dispositive power with respect to all of the shares.

(4)          This information is based upon an amended Schedule 13G/A filed by Wellington Management Company, LLP with the Securities and Exchange Commission on February 14, 2005. Wellington Management reported that it shared voting authority with respect to 3,160,925 of the shares and shared dispositive power with respect to 3,727,435 shares.

(5)          This information is based upon a Schedule 13G filed by Westfield Capital Management Co. LLC with the Securities and Exchange Commission on February 14, 2005. Westfield reported that it had sole voting authority with respect to 3,237,208 shares and sole dispositive power with respect to all of the shares.

(6)          This information is based upon an amended Schedule 13D/A filed by Mario J. Gabelli, GAMCO Investors, Inc., Gabelli Group Capital Partners, Inc. and other affiliates with the Securities and Exchange Commission on July 21, 2005. Mario Gabelli reported that he is deemed to have beneficial ownership of the shares beneficially owned by the other reporting persons.

(7)          This information is based upon a Schedule 13G jointly filed by Basswood Capital Management, LLC, Matthew Lindenbaum and Bennett Lindenbaum with the Securities and Exchange Commission on February 18, 2005. The filers reported they had shared voting and dispositive power with respect to all the reported shares.

Certain Relationships and Transactions

During fiscal 2005 there were no transactions involving the Company and its officers and directors directly, other than those of employer and employee. No director or nominee for director, other than the elections to office, no executive officer, other than any benefits they may receive under the 2005 Senior Executive Short-Term Incentive Compensation Plan, and no associate of the Company has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

EXECUTIVE COMPENSATION

The following table sets forth for the fiscal years ended April 24, 2005, April 25, 2004 and April 27, 2003 the cash compensation paid by Fleetwood, as well as certain other compensation awarded or accrued for those years, to each of the four highest paid Fleetwood executive officers as at the end of the last fiscal year, its President and Chief Executive Officer, a former President and Chief Executive Officer and another former executive officer. Elden L. Smith became President and Chief Executive Officer in March 2005.

SUMMARY COMPENSATION TABLE

				Long-Term Compensation
				Awards
		Annual Compensation		Restricted		Securities
Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards($)		Underlying Options	All Other Compensation(1)
Elden L. Smith	2005	$133,190	$68,886	—		79,000	—(2)
President and Chief	2004	—	—	—		—	—
Executive Officer	2003	—	—	—		—	—
Edward B. Caudill(3)	2005	$864,381	$850,139	$—	(4)	237,300	$1,832,754	(5)
Former President and Chief	2004	$714,774	$695,262	$—	(4)	117,200	$466,156	(6)
Executive Officer	2003	$497,857	$463,396	$371,129	(4)	352,698	$102,268	(7)
Roger L. Howsmon(3)	2005	$413,280	$287,291	—		24,400	$869,375	(8)
Former Executive Vice	2004	$355,647	$282,439	—		49,500	$34,813	(9)
President—Housing Group	2003	$—	$—	—		—	$—
Boyd R. Plowman	2005	$516,683	$304,283	—		99,200	$123,707
Executive Vice President—	2004	$478,525	$271,734	—		45,900	$147,257
Chief Financial Officer	2003	$468,750	$395,326	—		131,100	$127,846
Christopher J. Braun	2005	$413,583	$188,719	—		64,400	$31,051	(10)
Executive Vice	2004	$423,093	$216,408	—		49,800	$—
President—RV Group	2003	$—	$—	—		—	$—
J. Wesley Chancey(3)	2005	$397,700	$317,202	—		14,100	$16,337
Vice President—Wholesale	2004	$323,892	$324,683	—		25,900	$17,534
Housing	2003	$304,250	$262,395	—		62,800	$28,030
Ronald L. Brewer(3)	2005	$375,917	$290,672	—		7,300	$101,595
Vice President—Housing	2004	$312,225	$307,536	—		22,300	$127,660
Operations	2003	$304,250	$288,360	—		64,900	$86,686

(1)          Includes payments made or accrued under Fleetwood’s retirement plans. Also includes bonuses, commencing in fiscal 2004, paid to participants contributing into a Deferred Compensation Alternative Plan. This Plan is available to certain highly compensated individuals to supplement the Company’s new 401(k) plan. Because contributions by employees into this Plan are after-tax, the Company pays participants a bonus to compensate for income taxes payable by them on sums contributed into the Plan. The table immediately following footnote (10) below shows the respective amounts of each of these indicated items for the past three fiscal years for the individuals in the preceding table.

(2)          Mr. Smith continues to receive deferred compensation payments for compensation which was earned during his previous tenure with the Company.

(3)          Mr. Caudill’s employment ended on March 8, 2005, Mr. Howsmon’s employment ended on March 31, 2005, Mr. Chancey’s employment ended on June 30, 2005, and Mr. Brewer’s employment ended on June 20, 2005.

(4)          In fiscal year 2003, Mr. Caudill was granted 147,860 shares of restricted stock, of which 96,109 vested in August 2003, 44,358 vested in August 2004, and the remaining 7,393 vested upon termination of his employment in March 2005. As of April 25, 2004, Mr. Caudill therefore held 51,751 shares of restricted stock with a fair market value, based on the closing stock price for the last trading day of fiscal year 2004, of $808,351, and as of April 24, 2005 Mr. Caudill held no shares of restricted stock.

(5)          Comprised of severance payments payable over 12 months.

(6)          Includes $286,746 to compensate Mr. Caudill with respect to relocation costs.

(7)          Comprised of compensation to Mr. Caudill with respect to relocation costs.

(8)          Includes $769,332 in severance payments payable over 12 months, and $27,273 with respect to relocation costs.

(9)          Comprised of compensation to Mr. Howsmon with respect to relocation costs.

(10)   Includes $12,592 with respect to relocation costs.

Detail of Certain Other Compensation

	Deferred Compensation Alternative Plan Bonus	Non-Funded Retirement Plan Contribution
Elden L. Smith
2005	—	—
2004	—	—
2003	—	—
Edward B. Caudill
2005	$180,833	$123,498
2004	$60,456	$118,954
2003	—	—
Roger L. Howsmon
2005	$35,648	$37,122
2004	—	—
2003	—	—
Boyd R. Plowman
2005	$79,732	$43,975
2004	$76,524	$70,733
2003	—	$127,846
Christopher J. Braun
2005	—	$18,459
2004	—	—
2003	—	—
J. Wesley Chancey
2005	—	$16,337
2004	—	$17,534
2003	—	$28,030
Ronald L. Brewer
2005	$62,599	$38,996
2004	$65,451	$62,209
2003	—	$86,686

Option Grants

The following table lists certain information concerning stock options granted to Fleetwood’s executive officers named in the Summary Compensation Table during the fiscal year ended on April 24, 2005.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants(1)				Potential Realizable
	Number of Securities Underlying Options	Percentage of Total Options Granted to Employees	Exercise or Base Price	Expiration	Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Granted	in Fiscal Year	($/Sh)	Date	5%	10%
Elden L. Smith	79,000	7.1%	$8.91	3/9/15	$442,673	$1,121,819
Edward B. Caudill	58,300	5.2%	$14.86	9/13/14	$544,835	$1,380,720
	100,000	9.0%	$14.86	9/13/14	$560,345	$2,368,301
	79,000	7.1%	$8.88	3/07/15	$441,182	$1,118,042
Roger L. Howsmon	10,400	0.9%	$14.86	9/13/14	$97,192	$246,303
	40,000	3.6%	$14.86	9/13/14	$373,815	$947,321
	14,000	1.3%	$8.88	3/07/15	$78,184	$198,134
Boyd R. Plowman	20,900	1.9%	$14.86	9/13/14	$195,381	$494,975
	50,000	4.5%	$14.86	9/13/14	$467,269	$1,184,151
	28,300	2.5%	$8.88	3/07/15	$158,044	$400,514
Christopher J. Braun	10,400	0.9%	$14.86	9/13/14	$97,192	$246,303
	40,000	3.6%	$14.86	9/13/14	$373,815	$947,321
	14,000	1.3%	$8.88	3/07/15	$78,184	$198,134
J. Wesley Chancey	6,000	0.5%	$14.86	9/13/14	$56,072	$142,098
	8,100	0.7%	$8.88	3/07/15	$45,235	$114,635
Ronald L. Brewer	3,100	0.3%	$14.86	9/13/14	$28,971	$73,417
	4,200	0.4%	$8.88	3/07/15	$23,455	$59,440

(1)          All awards were made pursuant to Fleetwood’s Amended and Restated 1992 Stock-Based Incentive Compensation Plan except Mr. Smith’s options, which were granted under the Elden L. Smith Stock Option Plan and Agreement. The exercise price of all stock options is not less than 100% of the fair market value of the Fleetwood’s common stock on the date the options were granted. Options may generally not be exercised during the first 12 months after the date the options are granted, unless accelerated pursuant to their terms.

Aggregated Option Exercises, Options Held and Fiscal Year-End Values

The following table contains information on stock options exercised by the executive officers named in the Summary Compensation Table during the fiscal year ended April 24, 2005, and the options held by such named executive officers as of such date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options Held at April 24, 2005		Value of Unexercised In-The- Money Options at April 24, 2005(2)
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Elden L. Smith	—	—	56,000	79,000	$—	$—
Edward B. Caudill	—	—	275,500	—	$—	$—
Roger L. Howsmon			63,500	10,400	$—	$—
Boyd R. Plowman	—	—	235,701	173,499	$327,310	$163,655
Christopher J. Braun	—	—	22,568	91,632	$4,654	$2,327
J. Wesley Chancey	—	—	60,299	52,299	$70,241	$78,401
Ronald L. Brewer	—	—	90,401	43,799	$162,004	$81,002

(1)          This amount represents the difference between the exercise price and the fair market value of Fleetwood’s common stock on the date of exercise.

(2)          These amounts represent the difference between the exercise price of the stock options and $8.14, being the closing price of Fleetwood’s stock on April 22, 2005 (the last day of trading for the fiscal year ended April 24, 2005), for all in-the-money options held by the named executive. These stock options were granted and are exercisable at the fair market value of the stock on the grant date.

Long-Term Incentive Plan Awards

In 2002 the Company adopted a Long-Term Performance Plan for certain key executives. Under the Plan, awards are granted to executives in consideration for services. The awards are earned only if the Company meets certain earnings and stock price goals over a period of three years. At the end of the period, if awards are earned and the executive remains at that time in the employ of the Company, the awards are targeted to be paid one-half in cash and one-half in restricted stock. The restricted stock will vest upon one additional year of employment. Earnings growth and stock price targets are determined by the Compensation Committee each year for grants under the Plan. If the earnings and stock price goals are met or exceeded, a percentage of the target award is paid out depending on the extent to which the goals were met. Thus, the percentage of the target award that may be paid out if the goals are met can range from 49% to 195%. If the goals are not met, no payout will be made. The awards are forfeited if the executive’s employment with us terminates prior to vesting except in extraordinary circumstances which include, without limitation, early or voluntary retirement, death or disability of the executive, or a merger, consolidation, sale, reorganization or change in control of the Company.

Because the Company’s performance in fiscal 2004 was expected to be below the threshold level of achievement as a result of unanticipated circumstances, it became unlikely that any payment could have been earned under the awards covering the two-year period of fiscal 2004 and fiscal 2005. Accordingly, a one-year overlay was awarded in fiscal 2004, with aggressive but attainable goals for fiscal 2005, to replace the two-year awards that had previously been granted for the two years covering fiscal 2004 and fiscal 2005. The Company’s financial performance in fiscal 2005 did not warrant a payout under the one-year, fiscal 2005 plan.

The beginning of fiscal 2005 marked the start of a three-year performance period, with revisions approved by the Compensation Committee of the Board of Directors in December, 2004. It was felt that the new three-year awards plan was better aligned with companies similar in size and scope to Fleetwood. The following table describes awards granted to the named senior executive officers under the Plan during fiscal year 2005.

LONG-TERM INCENTIVE PLANS—AWARDS
IN LAST FISCAL YEAR

	Number of Shares, Units or Other	Performance or Other Period Until Maturation	Estimated Future Payouts Under Non-Stock Price-Based Plans(1)
Name	Rights ($)	or Payout	Threshold ($)(2)	Target ($)	Maximum ($)
Elden L. Smith	$0		$0	$0	$0
Edward B. Caudill(1)	$1,127,000	FY2005 – FY2006	$552,230	$1,127,000	$2,197,650
	$1,127,000	FY2005 – FY2007	$552,230	$1,127,000	$2,197,650
Roger L. Howsmon(1)	$200,000	FY2005 – FY2006	$98,000	$200,000	$390,000
	$200,000	FY2005 – FY2007	$98,000	$200,000	$390,000
Boyd R. Plowman	$404,000	FY2005 – FY2006	$197,960	$404,000	$787,800
	$404,000	FY2005 – FY2007	$197,960	$404,000	$787,800
Christopher J. Braun	$200,000	FY2005 – FY2006	$98,000	$200,000	$390,000
	$200,000	FY2005 – FY2007	$98,000	$200,000	$390,000
J. Wesley Chancey(1)	$115,000	FY2005 – FY2006	$56,350	$115,000	$224,250
	$115,000	FY2005 – FY2007	$56,350	$115,000	$224,250
Ronald L. Brewer(1)	$60,000	FY2005 – FY2006	$29,400	$60,000	$117,000
	$60,000	FY2005 – FY2007	$29,400	$60,000	$117,000

(1)          Messrs. Caudill, Howsmon, Chancey and Brewer are no longer employees of the Company, and will not receive payouts under the Plan.

(2)          The threshold amount is payable only if a minimum operating income margin goal is met. If this goal is not met, no payout would be earned.

Equity Compensation Plan Information

The following table provides information as of April 24, 2005, for compensation plans under which equity securities may be issued.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants & Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants & Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders(1)	5,674,074	$14.26	1,335,325
Equity Compensation Plans Not Requiring Approval by Shareholders:
Options(2)	79,000	8.91	—
Total	5,753,074		1,335,325

(1)          Includes securities available for future issuance under shareholder approved compensation plans other than upon the exercise of an option, warrant or right, as follows:

The Company’s Amended and Restated 1992 Stock-Based Incentive Compensation Plan presently provides that awards may be granted in the form of shares of common stock to replace all or a portion of compensation (other than base salary) that could otherwise become payable to any employee. A limit of 990,000 shares of common stock is imposed on stock awards. In addition, the Plan provides that awards may be made in shares of restricted stock, up to an aggregate of 600,000 shares.

(2)          Reflects stock options awarded as an inducement to becoming an employee of the Company to Elden L. Smith effective March 8, 2005.

Material Features of Equity Compensation Plans Not Approved by Shareholders

The Company granted options to acquire 79,000 shares of common stock, pursuant to the Elden L. Smith Stock Option Plan and Agreement, effective March 8, 2005, to Elden L. Smith as an inducement to his becoming an employee of the Company. Mr. Smith became President and Chief Executive Officer of Fleetwood on that date. Pursuant to the Agreement, the options generally may not be transferred except in limited circumstances for estate planning purposes. The options vest according to the following schedule: one-third on the first anniversary of the effective date; one-third on the second anniversary; and one-third on the third anniversary. The exercise price is $8.91 per share, and the options expire if unexercised on March 8, 2015. In the event of a change in control, the options may be exercised in full if adequate provision is not otherwise made for replacement awards or other consideration.

Employment and Change in Control Agreements

The Company has employment agreements and change in control agreements with its officers. Most of the employment agreements except Mr. Smith’s generally provide that if the officer is either constructively terminated or terminated without cause, the officer shall receive a severance payment payable in equal monthly installments equal to the product of (A) the number of full months immediately before the date of termination during which the officer has been continuously employed as an officer of the Company or any of its affiliated companies, up to a maximum of 24 or 12 months, and (B) the average monthly amount of the officer’s base salary plus all bonuses and incentive compensation payments paid to the officer, as averaged over the applicable 24 or 12 months. One of the current executive officers mentioned in the Summary Compensation Table has an employment agreement that provides for the maximum 24 months of severance payments, one has an agreement that provides for 12 months of payments, and Mr. Smith’s does not provide for any such payments. Additionally, all officers with agreements would be entitled to group insurance benefits during the period of severance payments, and any and all of the officers’ unvested stock options would immediately become fully vested and exercisable.

The change in control agreements generally provide for additional benefits for the Company’s officers in connection with a change in control of the Company. A change in control is generally defined as circumstances under which either a third party or group acquires more than twenty-five percent (25%) of the Company’s voting stock, or certain mergers or other business combinations approved by shareholders, or the replacement of a majority of the Company’s Board of Directors. Upon the occurrence of a change in control, the officer will automatically receive an amount equal to two times or one times the officer’s annual compensation as defined in the agreement. The current executive officers mentioned in the Summary Compensation Table have a change in control agreement or change of control language in their employment agreements that provides for two times the officer’s annual compensation. Except for Mr. Plowman, change in control benefits would only be payable in the event that they suffered a job loss in conjunction with a change in control. Additionally, in the event of a change in control, the officer (including his or her family) would be entitled to group insurance benefits for up to two years, the immediate vesting of all unvested stock options and an excise tax restoration payment, if necessary.

Performance Graph

The performance graph set forth below compares the cumulative total shareholder return on Fleetwood’s common stock against the cumulative total return for the five-year period ended on April 24, 2005, of the Standard & Poor’s Corporation S&P Small Cap 600 and a “peer group” of companies selected by Fleetwood whose primary business is either manufactured housing or recreational vehicles. With respect to all companies in the peer group, the returns of each such company have been weighted to reflect relative stock market capitalization at the beginning of the period.

There is no currently available published index of companies involved in the same businesses as Fleetwood. The peer group consists of the following companies: Cavalier Homes, Inc., Champion Enterprises, Inc., Coachmen Industries, Inc., Monaco Coach Corporation, National R.V. Holdings Inc., Palm Harbor Homes, Inc., Skyline Corp., Thor Industries, Inc., and Winnebago Industries, Inc. The peer group contains the largest public companies in Fleetwood’s industries, the performance of which is generally compared to Fleetwood’s performance by investment analysts. None of these companies is truly comparable to Fleetwood. Most are smaller, some are involved only in manufactured housing and others only in recreational vehicles, some own no retail business and others are vertically integrated.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG FLEETWOOD ENTERPRISES, INC., THE S & P SMALLCAP 600 INDEX
AND A PEER GROUP

*                   $100 invested on 4/30/00 in stock or index-including reinvestment of dividends. Indexes calculated on month-end basis.

	Cumulative Total Return
	4/30/00	4/29/01	4/28/02	4/27/03	4/25/04	4/24/05
FLEETWOOD ENTERPRISES, INC.	100.00	87.46	76.60	35.52	111.41	58.06
S & P SMALLCAP 600	100.00	108.09	125.97	99.58	139.36	153.89
PEER GROUP	100.00	102.39	184.75	127.04	258.45	216.50

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Company’s Compensation Committee is composed of J. Michael Hagan, Chairman, Dr. Douglas M. Lawson, John T. Montford and Daniel D. Villanueva. None of the members of the Compensation Committee (i) was, during the fiscal year, an officer or employee of the Company or its subsidiaries; (ii) was formerly an officer or employee of the Company or its subsidiaries; or, (iii) had any relationship requiring disclosure by the Company as “Certain Relationships and Related Transactions.”

None of the executive officers of the Company served as a director or a member of a compensation committee of any entity whose executive officers or directors served as a director or on the Compensation Committee of the Company.

Compensation Committee Report on Executive Compensation

Executive Compensation Program

The Compensation Committee, composed of the four non-management directors who authorized this report, reviews the administration of the Company’s management compensation programs as they affect the compensation of the Company’s senior managers. In addition, the Committee is responsible for administering several Company compensation and benefit plans, including the 2002 Long-Term Performance Plan, the Amended and Restated 1992 Stock-Based Incentive Compensation Plan, and Fleetwood’s 401k plan. The Committee evaluates the performance and specifically establishes the compensation of the President and/or Chief Executive Officer.

Compensation Philosophy

The Committee establishes and administers executive compensation programs designed to align compensation with management’s execution of business strategies and initiatives as well as the achievement of long-term financial performance and growth in shareholder values. The compensation strategy focuses upon the following guiding principles:

•       Integration of the elements of the compensation package into a reward program which will attract and retain key executives critical to achieving the Company’s business objectives.

•       Award of short-term incentives based upon the achievement of business goals for the performance period.

•       Alignment of long-term incentive opportunities with the creation of shareholder value for key executives charged with the responsibility for planning and executing the Company’s business strategy.

The Committee continues to have as one of its objectives the policy that, wherever reasonably possible, compensation paid by the Company to its managers, including its senior officers, should be deductible for income tax purposes.

The Company has historically avoided most of the perquisites typically provided to corporate managers, especially members of top management. The Company’s senior managers have no company cars or airplanes, executive dining room, paid country club memberships, matching charitable or educational contributions or paid financial counseling.

Base Salary and Short-Term Incentive Compensation

Total cash compensation, comprised of base salary and short-term variable pay, is established through an individual and profitability model that maintains competitive base salaries while providing sizable short-term variable pay opportunities based upon the achievement of individual and organizational performance objectives. This performance-based approach is a reflection of the Company’s belief that executives should earn variable compensation based on operational performance, including profitability.

Base salaries and salary ranges are determined in relation to competitive market data provided in national compensation surveys, and also based on an evaluation of individual job responsibilities. Compensation surveys utilized include those conducted by nationally recognized compensation consulting firms on an annual basis as well as others when appropriate. The services of a nationally recognized consulting firm were retained in fiscal year 2005 to review Fleetwood’s executive compensation plans. In order to enhance the recruitment and retention of executive positions, the consulting firm recommended we change our approach in comparing targeted management compensation to competitive market data. This change involved comparing the targeted Total Cash Compensation (TCC) to market data at the 75th percentile instead of the previously utilized 50th percentile. Long-term incentive compensation will continue to be compared at the 50th percentile.

Short-term incentive compensation targets are based on comparative market data and require the senior executives who have responsibilities across multiple business units to meet individual performance objectives as well as Company-wide financial performance measures. In the case of senior executives who have responsibilities solely within a group or division, financial performance measures will be based specifically on their functional areas. For fiscal year 2006, we have substantially increased the amount of the short-term incentive compensation payable based upon the financial performance of the Company. We have proportionately decreased the amount of short-term incentive compensation payable based upon the individual performance of an executive. Accordingly, 90% of the short-term incentive will be paid quarterly based upon financial performance of the Company and 10% will be paid annually based upon the individual performance.

Long-Term Incentive Compensation

Consistent with the Company’s compensation strategy, three years ago the Board adopted, and shareholders approved, a new 2002 Long-Term Performance Plan. That Plan is designed to reflect the philosophy that:

•       Key executives who are charged with the responsibility for establishing and executing the Company’s business strategy should have incentive compensation opportunities that are aligned with the creation of shareholder value.

•       Stock ownership is an important component for ensuring that executives’ interests are aligned with shareholders’ interests.

•       Incentive compensation opportunities should have significant upside potential with commensurate downside risk.

•       Although the Committee intends to retain as much flexibility as possible to respond to changing circumstances, the Committee presently believes that a combination of operating income and return on equity is an appropriate and, based on reports by a recognized independent consultant, an accepted measure for determining performance by executives.

•       In addition to meeting operating income, return on equity or other performance targets, the Committee should retain the flexibility to adjust awards if the performance of the Company’s stock price does not match or exceed the performance of an index of peer company stocks.

Awards under the Plan are designed to be able to qualify for the “performance-based compensation” exception of Section 162(m) of the Internal Revenue Code and therefore be deductible by the Company. The equity component is presently composed of restricted stock but may, in the future, include incentive stock options, non-qualified stock options, stock appreciation rights, bonus stock and performance-based stock. Any equity or equity-equivalent awards will be paid from the Amended and Restated 1992 Stock-Based Incentive Compensation Plan, and are subject to the limits contained in that Plan. While targets were initially based on EBITDA when the Plan was first adopted, the Committee may choose to use different performance measures. In addition, it is likely that awards would be reduced or increased if the Company’s stock does not match or exceeds the performance of an index of peer company stocks. Peer company stocks for purposes of the Long-Term Performance Plan only will mean the Russell 2000 index. The Long-Term Performance Plan, however, has been designed to allow the Committee to be able to exercise considerable discretion and flexibility in awarding long-term incentive compensation, especially in light of changing tax, legislative, and regulatory considerations, but with a goal of motivating participants using performance-related incentives linked to longer-range performance goals, which the Committee believes is in the interest of the Company’s shareholders.

The performance in fiscal year 2004 was below expectation, and, as a result, the threshold for the fiscal years 2004 and 2005 performance period was not achieved. A one-year overlay aggressively, yet realistically, revising EBITDA targets for fiscal year 2005 was implemented but the Company’s financial performance in fiscal 2005 also did not warrant a payout under the one-year, fiscal 2005 plan.

The beginning of fiscal 2005 marked the start of a three-year performance period, with a two-year transitional performance period for fiscal 2005 and 2006 only, and with revisions approved by the Compensation Committee of the Board of Directors in December, 2004. It was determined that the new awards were better aligned with companies similar in size and scope to Fleetwood. The awards incorporate return on equity and the greater of operating income dollars or operating income margin as financial measures. If a minimum operating income margin is met, the awards result in a minimum payment of 70% of individual target award potential up to a maximum of 150%, subject to adjustment for comparison with an index of peer stocks. If an award is earned, Fleetwood’s stock price over the three-year performance cycle is compared to that of the Russell 2000 Index. Under or out-performing the Russell 2000 Index can result in a maximum of 30% decrease in the award or a maximum increase of 30% in the award, respectively.

Stock Options

In its role of administering the Company’s Amended and Restated 1992 Stock-Based Incentive Compensation Plan, the Committee grants non-qualified stock option awards from time to time to key officers and managers who have the greatest degree of potential influence on the Company’s strategic direction. The Committee made stock option awards at broader levels prior to 2003, but changed the ratios of short-term and long-term incentive participation for operational managers after March 2003 in order to conserve shares available for grant under the Plan while still rewarding managers commensurately. All such awards are non-qualified grants at fair market value on the date of the grant.

Chief Executive Officer Compensation

The compensation package for Mr. Smith provides a competitive salary with the potential of significant variable pay in the event the Company performs well under his leadership. Mr. Smith’s annual base pay as Chief Executive Officer will remain unchanged from the salary of the former Chief Executive Officer, at $873,000, and his annual targeted variable pay opportunity will remain unchanged at $1,067,000. The amount of his targeted variable pay that is based upon individual performance will reduce from 50% for his immediate predecessor down to 10% of the targeted variable pay. The amount of his targeted variable pay that is based upon the financial performance of the Company will increase from 50% for his immediate predecessor to 90%. Mr. Smith’s total direct compensation target includes an annual long-term performance target that remains unchanged at $1,127,000 and annual stock option grant targets that remain unchanged, issued in March and September of each year, at $563,500. He will receive long-term performance and stock option grants on essentially the same schedule as other officers, and he will also receive payments of deferred compensation which he earned during his previous tenure with the Company.

Submitted by the Fleetwood Enterprises, Inc. Compensation Committee.

J. Michael Hagan, Chairman
Dr. Douglas M. Lawson
John T. Montford
Daniel D. Villanueva

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on whether the Company’s audited financial statements are fairly presented in accordance with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and Ernst & Young LLP, the independent auditors. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Further, the Audit Committee has considered whether the independent auditor’s provision of information technology services and other non-audit services to the Company would be compatible with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 24, 2005, for filing with the Securities and Exchange Commission.

Submitted by the Fleetwood Enterprises, Inc. Audit Committee.

David S. Engelman, Chairman
Paul D. Borghesani
Margaret S. Dano
Dr. James L. Doti
Thomas B. Pitcher

APPROVAL OF THE 2005 SENIOR EXECUTIVE
SHORT-TERM INCENTIVE COMPENSATION PLAN
(Proposal No. 2)

General

The Company has an annual, executive, short-term incentive compensation program (the “Short-Term Plan”) for the Chief Executive Officer and its other four highest paid executive officers in office at the end of the year (the “Participants”) that is intended to provide the Participants with incentive compensation based upon the achievement of pre-established performance goals and individual performance. The Short-Term Plan is intended to provide an incentive for profitable growth, to motivate the Participants toward even higher achievement and operating results, to tie their goals and interests to those of the Company and its shareholders and to enable the Company to attract and retain highly qualified executives.

The Board recommends that shareholders approve the Short-Term Plan so that the Short-Term Plan would comply with the requirements of Section 162(m). Under the Internal Revenue Code, such plans must be approved by shareholders. By approving at the annual meeting the plan described below, the Section 162(m) requirements concerning shareholder approval will be satisfied.

Under Section 162(m), a publicly held corporation is generally not entitled to a federal income tax deduction with respect to any taxable year for compensation in excess of $1 million to its chief executive officer or any of its other four highest paid executive officers in office at the end of the year. Qualifying performance-based compensation is not subject to this deduction limitation. To qualify for the performance-based exception under Section 162(m), compensation must be paid under a plan the material terms of which, including the general performance criteria used as the bases for determining awards, have been approved by shareholders, and must meet other requirements set forth in regulations under Section 162(m). Under Section 162(m), in general, the general performance criteria and other material plan terms must be disclosed and approved by shareholders every five years.

The Short-Term Plan will provide incentives for the Participants to achieve a sustained, high level of financial performance for the Company, while enhancing the Company’s ability to deduct the cost of such incentives for tax purposes. Annual incentive compensation programs with comparable performance measures have generally been made available to other officers and key employees; however, the tax deductibility of such payments is not dependent on the approval of such plans by shareholders and administration in accordance with Section 162(m). The Compensation Committee generally intends to take reasonable measures to avoid the loss of a Company tax deduction due to Section 162(m). The Compensation Committee may in certain circumstances, however, approve bonus or other payments outside of the Short-Term Plan that may not be tax deductible. Accordingly, the Board believes that approval of the Short-Term Plan is in the best interests of the Company and its shareholders and recommends that the shareholders approve its adoption.

The full text of the Short-Term Plan is attached hereto as Exhibit A. The following description of certain features of the Short-Term Plan is qualified in its entirety by reference to the full text of the plan.

Administration; Eligible Employees.   The Short-Term Plan is administered by the Compensation Committee of the Board. The Committee shall interpret the Short-Term Plan, although it may delegate to management non-discretionary administrative functions. Only the Participants are eligible to participate in the Short-Term Plan.

Performance Criteria.   The Committee will select the performance criteria for any individual position and the formulas for determining the amount of payment that the Committee may award for performance during any award period not later than 90 days after the commencement of an award period, but in no case after 25% of the award period has elapsed. The performance criteria that the Committee may use shall be based on any one or more of the following, which shall be stated for the Participants in terms of an objective formula or standard as required by Section 162(m), and which may be: (a) determined solely by reference to the Company’s performance, any subsidiary or affiliate of the Company or any division or unit of any of the foregoing, or (b) based on performance of any one or more of the following: (i) earnings per share, (ii) sales; (iii) cash flow; (iv) cash flow from operations; (v) operating profit or income; (vi) net income; (vii) operating margin; (viii) net income margin; (ix) return on net assets; (x) economic value added; (xi) return on total assets; (xii) return on common equity; (xiii) return on total capital; (xiv) total shareholder return; (xv) revenue; (xvi) revenue growth; (xvii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (xviii) EBITDA growth; (xix) funds from operations per share and per share growth; (xx) cash available for distribution; (xxi) cash available for distribution per share and per share growth; (xxii) share price performance on an absolute basis and relative to an index of earnings per share or improvements in the Company’s attainment of expense levels; and (xxiii) implementing or completion of critical projects.

Initially, the Company expects that the Participants will receive incentive compensation based on Pre-Bonus Operating Profit generated by Fleetwood or by designated profit groups within the Company. “Pre-Bonus Operating Profit” is generally defined as sales minus expenses prior to issuing any bonus payments. Any profit group with a pre-bonus operating loss for a Performance Period will not earn an Award. An essential purpose of the new Short-Term Plan is to more closely align a larger proportion of senior executive compensation to the operating results of the Company and its key profit groups.

Determination of Awards.   Within 90 days of the beginning of each fiscal year, the Committee will designate for each Participant a specific percentage of the Participant’s base or year-end salary as such Participant’s potential award (a “Potential Award”). An individual Participant’s Potential Award is limited to a maximum of $5,000,000 for the Chief Executive Officer and $3,000,000 for other participants per fiscal year. When the Company’s financial results for a given award period have been determined, the Committee will determine, and certify in writing, whether the pre-established performance goals and objectives have been satisfied in such period with respect to the Participants. The actual bonus award for any Participant shall be determined based upon the pre-established compensation formula or methods. In determining the actual award for the Participants, the Committee may exercise discretion to reduce (but not increase) the award from the dollar amount of the Potential Award for such Participants. Awards will be paid in cash.

Initially, Potential Awards will constitute 90% of the total variable compensation paid to a Participant, and the total variable compensation component will constitute between 40% and 55% of the sum of the Participant’s base salary and total variable compensation. As indicated above, this causes a significant portion of total cash compensation to be directly dependent upon operating performance. Initially, Potential Awards will be calculated based on the Pre-Bonus Operating Profit generated by Fleetwood or by designated profit groups within the Company. The remaining 10% of total variable compensation will be based upon individual performance. This portion of total variable compensation is paid outside of, and is not subject to, the Plan. The individual component will be determined as follows:

•       The Chief Executive Officer’s individual component will be determined by a rating of his individual performance by the Committee. The rating will range from ‘1’ to ‘5’ and payout will be linear within that range from 0% (for a “1” rating) to 130% (for a “5” rating) of his individual component amount for the award period.

•       The other Participants will be awarded their individual component based on the discretion of the Chief Executive Officer with input from the Committee. The aggregate amount payable for these Participants will be limited to the sum of their annual individual components of variable compensation.

Federal Tax Consequences.   Under the Internal Revenue Code as presently in effect, the grant of an award has no federal income tax consequences. Payment of awards are taxable to participants as ordinary income and amounts taxable to participants will be deductible by Fleetwood as compensation, subject to the pre-approval requirement discussed above.

Recommendation of the Board

Our Board unanimously recommends a vote FOR the approval of the 2005 Senior Executive Short-Term Incentive Compensation Plan.

IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY (OTHER THAN BROKER NON-VOTES) WILL BE VOTED “FOR” THE APPROVAL OF THE SHORT-TERM PLAN.

New Plan Benefits

New Plan Benefits.   The following tables show, for the Short-Term Plan, the benefits as amounts which will be received by the named persons and groups or, if not determinable, the benefits or amounts which would have been received had the plan been in effect in our 2005 fiscal year.

Short-Term Incentive Plan

Name and Position	Dollar Value		Number of Units
Elden L. Smith	$338,773	(1)	N/A
President and Chief Executive Officer
Edward B. Caudill	$338,773	(1)	N/A
Former President and Chief Executive Officer
Roger L. Howsmon	$91,508	(1)	N/A
Former Executive Vice President—Housing Group
Boyd R. Plowman	$88,138	(1)	N/A
Executive Vice President—Chief Executive Officer
Christopher J. Braun	$65,048	(1)	N/A
Executive Vice President—RV Group
J. Wesley Chancey	$87,710	(1)	N/A
Former Vice President—Wholesale Housing
Ronald L. Brewer	$82,855	(1)	N/A
Former Vice President—Housing Operations
Executive Group	$1,092,805	(2)	N/A
Non-executive Directors Group	N/A		N/A
Non-executive Officer Employee Group	$ N/A	(3)	N/A

(1)   Represents the cash bonus that would have been paid under the Short-Term Plan for the Company’s 2005 fiscal year, using the financial targets that have been established for the 2006 fiscal year. The bonus for the Company’s 2006 fiscal year depends on pre-bonus operating profit for such year. If the Company reports improved operating results in fiscal 2006, the benefits that will be payable under the Short-Term Plan could be greater than are represented in this table.

(2)   Participation in the Short-Term Plan is generally limited to the Chief Executive Officer and the four most highly-compensated officers in office at the end of the prior fiscal year. The Executive Group represented in this table includes four officers who are no longer employed by the Company. The actual dollar value payable under the Short-Term Plan in fiscal year 2006 and in future years will depend on the compensation arrangements applicable to participants in the Short-Term Plan in such years, and on the Company’s operating results in each quarter in each such year.

(3)   Officers and other associates who are not participants in the Short-Term Plan will also receive Short-Term incentive benefits similar to those provided to Plan participants. Benefits payable to non-participants are not subject to the requirements of Section 162(m), however, and are not therefore subject to shareholder approval under Proposal 2 in this Proxy Statement.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 3)

Ernst & Young LLP acted as our independent auditors to audit our books and records for fiscal year 2005, and the audit committee has appointed Ernst & Young as our independent registered public accounting firm for fiscal year 2006, subject to ratification by Fleetwood’s shareholders.

Our corporate governance guidelines provide that our shareholders will have the opportunity to ratify the appointment of our independent auditors. We recently amended the guidelines to provide for this opportunity because we believe ratification of the appointment is good corporate practice and because the audit of our books and records is a matter of importance to our shareholders. If our shareholders do not ratify the appointment, the audit committee will reconsider whether or not to retain Ernst & Young, but still may retain them. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Fleetwood and our shareholders.

Recommendation of the Board

Our Board unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year 2006.

ANNUAL REPORTS

AUDITORS

The firm of Ernst & Young LLP was selected during the second quarter of fiscal year 2004 to serve as Fleetwood’s independent auditors for fiscal year 2005. A representative of Ernst & Young LLP will be present at the Annual Meeting, at which time he or she will be given an opportunity to make a statement, if desired, and to respond to appropriate shareholder questions.

Audit Fees

Ernst & Young LLP billed Fleetwood an aggregate of approximately $2,423,350 and $880,043 in fiscal years 2005 and 2004, respectively, for professional services rendered in connection with the Company’s annual audit, Sarbanes-Oxley attest services, statutory filings and registration statements.

Audit-Related Fees

Ernst & Young LLP billed Fleetwood an aggregate of approximately $108,300 and $139,941 in fiscal years 2005 and 2004, respectively, for services related to assistance with employee benefit plan audits, accounting consultation, compliance with regulatory requirements, and other attest services not required by statute or regulation.

Tax Fees

Ernst & Young LLP did not bill Fleetwood for services related to tax compliance, tax planning or tax advice in fiscal years 2005 and 2004.

All Other Fees

Ernst & Young LLP did not bill Fleetwood in fiscal years 2005 and 2004 for services other than those described above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. In fiscal year 2005, all fees of Ernst & Young were approved by the Audit Committee.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.   Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.   Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.   Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.   Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to engagement, the Audit Committee will pre-approve these services by category of service. The fees are budgeted and the Audit Committee will require the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee will require specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

ANNUAL REPORTS

Fleetwood’s Annual Report for the fiscal year ended April 24, 2005, including audited financial statements, is being mailed to shareholders along with the proxy materials. In addition, the Company files an Annual Report on Form 10-K with the Securities and Exchange Commission.

SHAREHOLDERS MAY OBTAIN COPIES OF THE FORM 10-K, INCLUDING FINANCIAL STATEMENTS BUT NOT THE EXHIBITS THERETO, WITHOUT CHARGE, BY WRITING TO THE SECRETARY AT THE ADDRESS LISTED ON THE FRONT OF THE PROXY STATEMENT.

OTHER BUSINESS AND DIRECTOR NOMINATIONS

At the time of the preparation of this Proxy Statement, the Company’s Board of Directors had not been informed of any other matters which would be presented for action at the Annual Meeting. If any other matters are properly presented, the persons named in the accompanying form of proxy will vote or refrain from voting on any such matter in accordance with their best judgment.

Fleetwood’s Bylaws require that, for other business to be properly brought before an Annual Meeting by a shareholder, the Secretary must have received written notice thereof not less than 60 nor more than 90 days prior to the Annual Meeting (or not later than 10 days after public disclosure of the Annual Meeting if such disclosure occurs less than 70 days prior to the date of such Annual Meeting). The Notice must set forth (a) a brief description of the business proposed to be brought before the Annual Meeting and the reasons for conducting such business, (b) the shareholder’s name and address, and the number of shares of common stock represented, and (c) any material interest of the shareholder in such business.

Fleetwood’s Bylaws also require that the Secretary receive written notice of all persons to be nominated as a director at an Annual Meeting, other than nominations made at the direction of the Board of Directors, not less than 60 nor more than 90 days prior to the Annual Meeting at which the election will take place (or not later than 10 days after public disclosure of such Meeting if such disclosure occurs less than 70 days prior to the date of such meeting). The notice must set forth (a) the shareholder’s name and address, and the number of shares of common stock represented, (b) such information with respect to the nominee as would have to be included in the Proxy Statement if such person were a nominee included in that Statement, and (c) a consent to serve as director signed by such nominee. In addition to following the requirements of Fleetwood’s Bylaws, shareholders who wish to nominate a candidate for director must follow the detailed procedures outlined by the Company in its Policies on Director Nominations and Shareholder Communications, which are posted at the Corporate Governance page of the Company’s website, at http://ir.fleetwood.com.

2006 SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 2006 Annual Meeting must be received by the Company on or before April 14, 2006 if they are to be considered for inclusion in the Proxy Statement. Such proposals should be addressed to the Secretary.

By Order of the Board of Directors,

Leonard J. McGill
Secretary
Dated: August 12, 2005

Exhibit A

FLEETWOOD ENTERPRISES, INC.
2005 SENIOR EXECUTIVE
SHORT TERM INCENTIVE COMPENSATION PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1        Establishment.   The Fleetwood Enterprises, Inc. 2005 Senior Executive Short Term Incentive Compensation Plan (“Plan”) is effective as of the Effective Date and shall terminate at the end of the Award Year during which occurs the first shareholder meeting in the fifth year following the year in which shareholders first approve the Plan unless earlier determined by the Committee.

1.2        Purposes.   The purposes of the Plan are to enhance the value of the Company by providing Participant’s with incentive compensation based upon the achievement under the Plan of one or more of the Performance Goals set out in Section 5.3(b), as selected by the Committee for the applicable Award Year. The Plan is intended to provide an incentive for profitable growth, to motivate the Participants toward even higher achievement and operating results, to tie their goals and interests to those of the Company and its shareholders and to enable the Company to attract and retain highly qualified executives.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

2.1        “Affiliate” means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

2.2        “Appendix” means any schedule, chart or other description of the specific awards prepared for each Award Year by the Committee. Each Appendix shall be a part of this Plan as if originally set forth herein.

2.3        “Award” means an incentive award granted to a Participant for an Award Year under the Plan. Awards shall be subject to the terms and conditions of the Plan, and such other terms and conditions as the Committee shall deem desirable (as set out in an Appendix).

2.4        “Award Year” means the fiscal year (a) commencing on the Effective Date and terminating at the end of the Company’s fiscal year 2006 and (b) each fiscal year of the Company thereafter.

2.5        “Beneficiary” means any person or other entity, which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the compensation, specified under the Plan to the extent permitted. If there is no designated beneficiary, then the term means any person or other entity entitled by will or the laws of descent and distribution to receive such compensation.

2.6        “Board of Directors” or “Board” means the Board of Directors of the Company.

2.7        “Cause” means, for purposes of determining whether and when a Participant has incurred a Termination of Employment for Cause, any act or omission which permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for “cause” as defined in such agreement or arrangement, or in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term “Cause,” then “Cause” means the Participant’s intentional participation in illegal conduct which (i) is materially and directly detrimental to the financial interests of the Company or an Affiliate and (ii) results in the Participant’s conviction of a felony.

2.8        “Change in Control” means the following and shall be deemed to occur if any of the following events occur:

(a)        The acquisition (other than from Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, Company or its subsidiaries, or any executive benefit plan of Company or its subsidiaries which acquires beneficial ownership of voting securities of Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either the then-outstanding shares of common stock or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors;

(b)        Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Company, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Plan, be considered as though such person were a member of the Incumbent Board;

(c)        The stockholders of the Company approve a merger or consolidation with any other corporation, other than

(i)         A merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation, and

(ii)       A merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 25% or more of the combined voting power of the Company’s then outstanding voting securities; or

(iii)      The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the preceding provisions of this Section 2.8, a Change in Control shall not be deemed to have occurred (a) if the “person” described in the preceding provisions of this Section is an underwriter or underwriting syndicate that has acquired the ownership of 50% or more of the combined voting power of the Company’s then outstanding voting securities solely in connection with a public offering of the Company’s securities; (b) if the “person” described in the preceding provisions of this Section is an employee stock ownership plan or other employee benefit plan maintained by the Company that is qualified under the provisions of the Employee Retirement Income Security Act of 1974, as amended; or (c) if the person described in Subsection (a) of the preceding provisions of this Section would not otherwise be a beneficial owner of 25% or more of the combined voting power of the Company’s then outstanding voting securities but for a reduction in the number of outstanding voting securities resulting from a stock repurchase program or other similar plan of the Company or from a self tender offer of the Company, which plan or tender offer commenced on or after the date hereof, provided, however, that the term “person” shall include such person from and after the first date upon which (i) such person, since the date of the commencement of such plan or tender offer, shall have acquired beneficial ownership of, in the aggregate, a number of voting securities of the Company equal to 1% or more of the voting securities of the Company then outstanding and (ii) such person, together with all affiliates and associates of such person, shall beneficially own 25% or more the voting securities of the Company then outstanding.

2.9        “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor, along with related rules, regulations and interpretations.

2.10     Committee” means the committee of the Board responsible for granting Awards under the Plan, which initially shall be the Compensation Committee of the Board, until such time as the Board may designate a different committee. The Committee shall consist solely of two or more directors, each of whom is an “outside director” under Section 162(m) of the Code.

2.11     “Company” means Fleetwood Enterprises, Inc., a Delaware corporation and its subsidiaries and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

2.12     “Covered Employee” means a “covered employee” within the meaning of Section 162(m) of the Code.

2.13     “Disability” means a mental or physical illness that entitles a Participant to receive benefits under the long-term disability plan of the Company or an Affiliate, or if there is no such plan or the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company or an Affiliate. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (a) a willfully self-inflicted injury or willfully self-induced sickness; or (b) an injury or disease contracted, suffered, or incurred while participating in a criminal offense. The determination of Disability for purposes of this Plan shall be made by the Committee and shall not be construed to be an admission of disability for any other purpose.

2.14     “Effective Date” means the date on which the Company’s shareholders first approve the Plan.

2.15     “Participant” means a person who satisfies the eligibility conditions of Article IV and to whom an Award has been granted by the Committee under the Plan for the applicable year. In the event that a Representative is appointed for a Participant, then the term “Participant” shall mean such appointed Representative. Notwithstanding the appointment of a Representative, the term “Termination of Employment” shall mean the Termination of Employment of the Participant.

2.16     “Performance Goals” mean one or more of the performance goals set out in Section 5.3 (b) and chosen by the Committee for the applicable Award Year.

2.17     “Plan” means the Fleetwood Enterprises, Inc. 2005 Senior Executive Short Term Incentive Compensation Plan, as herein set forth and as may be amended from time to time.

2.18     “Representative” means (a) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant’s primary residence at the date of the Participant’s death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death; or (d) the person to whom an Award has been permissibly transferred; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

2.19     “Termination of Employment” means the occurrence of any act or event, whether pursuant to an employment agreement or otherwise, that actually or effectively causes or results in the person’s ceasing, for whatever reason, to be an employee of the Company or of any Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of a business owned or operated by the Company or its Affiliates. A Termination of Employment shall occur with respect to an employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

ARTICLE III

ADMINISTRATION

3.1        Committee Structure and Actions.   The Plan shall be administered by the Committee in accordance with the rules and responsibilities of the Committee.

3.2        Committee Authority.   Subject to the terms of the Plan, the Committee shall have the authority:

(1)        to select those persons to whom Awards may be granted from time to time;

(2)        to determine, whether through the use of an Appendix or otherwise, such other terms and conditions regarding any Award granted hereunder, any time or from time to time, of any Award, subject to the limitations of Section 7.1;

(3)        to determine to what extent and under what circumstances amounts payable with respect to an Award may be deferred;

(4)        to determine what legal requirements are applicable to the Plan and Awards and to require of a Participant that appropriate action be taken with respect to such requirements;

(5)        to determine what legal requirements are applicable to the Plan and Awards and to require of a Participant that appropriate action be taken with respect to such requirements;

(6)        to cancel, with the consent of the Participant or as otherwise provided in the Plan, outstanding Awards;

(7)        to determine whether and with what effect an individual has incurred a Termination of Employment;

(8)        to determine whether an Award is to be adjusted, modified or prorated under the Plan;

(9)        to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan; and

(10)     to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan and to otherwise supervise the administration of the Plan. The Committee’s policies and procedures may differ with respect to Awards granted at different times and may differ with respect to a Participant from time to time, or with respect to different Participants at the same or different times.

Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if challenged in court.

ARTICLE IV

ELIGIBILITY

4.1        Eligibility.   The Participants for each Award Year shall consist of (a) the Covered Employees for the immediately preceding Award Year, except as excluded in writing by the Committee prior to the commencement of the Award Year plus (b) any other person that the Committee expects to be a Covered Employee for the Award Year and designates as a Participant before the commencement of the Award Year.

ARTICLE V

AWARDS

5.1        General.   The Committee shall have authority to grant Awards under the Plan for each Award Year subject to the limits of Section 5.3(a). Awards consist of the right to receive cash upon achievement of certain Performance Goals. The Committee shall have complete discretion to determine the Awards granted to each Participant.

5.2        Award Amounts.

(a)        Target Pay-out.   The target amount that may be paid with respect to an Award (the “Target Pay-out”) shall be determined by the Committee and shall be based on a percentage of a Participant’s actual annual base salary at the time of grant (“Participation Factor”), within the range established by this Section and any Appendix to the Plan. Any such amount shall be subject to adjustment as provided below in this Section 5.2. The Participation Factors are intended to reflect a Participant’s level of responsibility and other factors deemed appropriate by the Committee. Accordingly, the Participation Factors will vary among the Chief Executive Officer, the Executive Vice Presidents, the Senior Vice Presidents, the Vice Presidents and other Participants. The Committee may establish curves, matrices or other measurements for prorating the amount of pay-outs for achievement of Performance Goals at less than the Target Pay-out.

(b)        Maximum Pay-out.   The Committee may also establish a maximum potential pay-out amount (the “Maximum Pay-out”) with respect to an Award of up to 100% of the Target Pay-out in the event that Performance Goal targets are exceeded by an amount established by the Committee at the time Performance Goals are established. The Committee may establish curves, matrices or other measurements for prorating the amount of pay-outs for achievement of Performance Goals at greater than the Target Pay-out but less than the Maximum Pay-out.

(c)        Threshold Pay-out.   The Committee may also establish a minimum potential pay-out amount (the “Threshold Pay-out”) with respect to an Award of a fraction of the Target Pay-out in the event that at least a minimum percentage (established by the Committee at the time Performance Goals are established) of the Performance Goal targets are achieved. The Committee may establish curves, matrices or other measurements for prorating the amount of pay-outs for achievement of Performance Goals at greater than the Threshold Pay-out but less than the Target Pay-out.

(d)        Code Section 162(m) Maximum.   With respect to any Participant who is or may become a Covered Employee, the maximum dollar amount that may be paid under an Award shall be set at the time the Committee grants the Award and establishes Performance Goals for the Award. The Committee shall have the discretion to decrease an Award payment, but may not under any circumstances increase such amount. Notwithstanding any other provision of this Plan, the maximum dollar amount that may be paid under an Award during an Award Year shall be (i) $5,000,000 for the Chief Executive Officer and (ii) $3,000,000 for all other Participants; provided, however, that the maximum dollar amount paid for the first Award Year shall be a pro-rata daily portion of such maximum limit. The Committee may, in its discretion, decrease this maximum, but may not, under any circumstances, increase this maximum. Additional restrictions designed to satisfy Code Section 162(m) appear in Section 7.3 below.

5.3        Performance Goals.

(a)        Establishment.   Payment under an Award shall be made to a Participant only if the Company achieves Performance Goals established by the Committee. The Performance Goals must be set forth in writing not later than ninety (90) days after the commencement of the Award Year to which the Performance Goals relate, provided that the outcome is substantially uncertain at the time the Committee establishes the Performance Goals; and provided further that in no event will a Performance Goal be considered to be pre-established if it is established after 25% of the period of service (as scheduled in good faith at the time the Performance Goal is established) has elapsed.

(b)        Criteria for Performance Goals.   Performance Goals may based on any of the following performance criteria, either alone or in any combination, as the Committee may determine: earnings per share (“EPS”); sales; cash flow; cash flow from operations; operating profit or income; net income; operating margin; net income margin; return on net assets; economic value added; return on total assets; return on common equity; return on total capital; total shareholder return; revenue; revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA growth; funds from operations per share and per share growth; cash available for distribution; cash available for distribution per share and per share growth; share price performance on an absolute basis and relative to an index of earnings per share or improvements in the Company’s attainment of expense levels; and implementing or completion of critical projects. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities (e.g., effect on EPS of issuance of convertible debt securities); expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements as such items or events are defined or described under generally accepted accounting principles. Any such performance criterion or combination of such criteria may apply to a Participant’s Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify. Unless the Committee determines otherwise for any Award Year, extraordinary items, such as capital gains and losses, which affect any performance criterion applicable to the Award (including but not limited to the criterion of net income) shall be excluded or included in determining the extent to which the corresponding performance goal has been achieved, whichever will produce the higher Award. In the event applicable tax or other laws change to permit the Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

5.4        Payments.   After the close of each Award Year, the Committee shall determine the extent to which the established Performance Goals have been achieved. Before any payment is made under the Plan, the Committee must certify in writing, as reflected in its minutes, that the Performance Goals established with respect to an Award have been achieved. Payment with respect to Awards for Covered

Employees shall be a direct function of the extent to which the Company’s Performance Goals have been achieved. The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to an Award to a Covered Employee, notwithstanding the achievement of a specified performance condition. In the event of a Participant’s Termination of Employment prior to the end of the Award Year for any reason, the amount payable with respect to such Award will be governed by the provisions of Section 5.5.

5.5        Termination of Employment Due to Death, Disability or Other Reason.   In the event of a Termination of Employment due to death or Disability during a Award Year, the Participant shall receive a pro rata share of the Award relating to such Award Year. Unless otherwise determined by the Committee, in the event that a Participant’s employment terminates for any other reason (whether or not the Termination of Employment is for Cause), all Awards not yet paid to the Participant shall be forfeited by the Participant to the Company. Distribution of amounts with respect to earned Awards may be made at the same time payments are made to Participants who did not incur a Termination of Employment during the applicable Award Year.

5.6        Election to Defer.   A Participant may elect to defer receipt of the payment of his or her Award for a specified period or until a specified event, subject to the Committee’s approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must be made at least one year prior to completion of the Award Year.

ARTICLE VI

CHANGE IN CONTROL PROVISIONS

6.1        Impact of Event.   Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control prior to a Participant’s Termination of Employment any Performance Goal or other condition with respect to any Award shall be deemed to have been satisfied in full, and such Award shall be fully distributable.

ARTICLE VII

MISCELLANEOUS

7.1        Amendment and Termination.   The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time, with or without advance notice to Participants. Notwithstanding the preceding sentence of this Section, no amendment to the Plan shall be effective that (a) would increase the maximum amount payable under Article V to a Participant who is a Covered Employee, (b) would change the Performance Goal criteria applicable to a Participant who is a Covered Employee for payment of Awards stated under Article V, or (c) would modify the requirements as to eligibility for participation under Article IV, unless the shareholders of the Company shall have approved such change in accordance with the requirements of Code Section 162(m). No amendment, modification or termination of the Plan may adversely affect in a material manner any right of any Participant with respect to any Award theretofore granted without such Participant’s written consent, except an amendment (a) made to cause the Plan to comply with applicable law or (b) made to permit the Company or an Affiliate a tax deduction that would otherwise be limited by Code Section 162(m).

7.2        Unfunded Status of Plan.   It is intended that the Plan be an “unfunded” plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

7.3        Provisions Relating to Internal Revenue Code Section 162(m).   It is the intent of the Company that Awards granted to persons who are Covered Employees shall constitute “qualified performance-based compensation” satisfying the requirements of Code Section 162(m). Accordingly, the Plan shall be administered and the provisions of the Plan shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

7.4        No Additional Obligation.   Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation or benefit arrangements for its employees.

7.5        Withholding.   Awards are subject to withholding for certain federal, state, or local taxes required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

7.6        Controlling Law.   The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of California (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant.

7.7        Offset.   Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the payment of any Award to the Participant. No cash shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

7.8        Nontransferability; Beneficiaries.   No Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation. Each Participant may designate a Beneficiary to receive the proceeds of any Award held by the Participant at the time of the Participant’s death. If a deceased Participant has named no Beneficiary, the proceeds of any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the laws of descent and distribution.

7.9        No Rights with Respect to Continuance of Employment.   Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant’s employment or service as existed prior to the individual becoming a Participant in this Plan.

7.10     Headings.   The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

7.11     Severability.   If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

7.12     Successors and Assigns.   This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

7.13     Entire Agreement.   This Plan (including any Appendix thereto) constitutes the entire agreement with respect to the subject matter hereof and thereof.

DETACH HERE

PROXY

FLEETWOOD ENTERPRISES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Thomas B. Pitcher and Leonard J. McGill, or either of them, proxies with full power of substitution, to vote all shares of Common Stock of Fleetwood Enterprises, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, September 13, 2005, and at any adjournment thereof, as specified below and on the reverse side and to act in their discretion on all matters incident to the conduct of the meeting and upon all other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INDICATED INSTRUCTIONS. HOWEVER, IF IT IS PROPERLY SIGNED BUT NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FOUR (4) NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3.

SEE REVERSE SIDE	CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON REVERSE SIDE	SEE REVERSE SIDE

FLEETWOOD ENTERPRISES, INC.

C/O COMPUTERSHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.	#FLT

The Board of Directors recommends a vote FOR the election of all the nominees in Proposal 1 and FOR Proposals 2 and 3

1.	Election of Directors.			2.	To approve the 2005 Senior Executive Short-Term Incentive Compensation Plan.
	Nominees:	(01) Loren K. Carroll (02) J. Michael Hagan			FOR	AGAINST	ABSTAIN
		(03) Dr. Douglas M. Lawson and (04) John T. Montford			☐	☐	☐

				3.	To ratify the appointment of Ernst & Young LLP as Fleetwood’s independent registered public accounting firm for fiscal 2006.
		FOR	WITHHELD
		☐	☐
					FOR	AGAINST	ABSTAIN

					☐	☐	☐

	☐			4.	To consider and act upon such other business that may properly come before the meeting.

For all nominee(s) except as written above

MARK BOX IF YOU PLAN TO ATTEND THE MEETING	☐

MARK BOX FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

This proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc. should give full title, as such.  If the shareholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

Signature:	Date:	Signature:	Date: